Fourth Quarter 2021 Earnings Call January 28, 2022 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the Covid-19 pandemic and its impact on general economic and financial market conditions and on the Company’s customer’s business, results of operations, asset quality and financial condition; (III) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (IV) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (V) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (VI) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VII) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VIII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (IX) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (X) the availability of and access to capital; (XI) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals, and/or other negative affects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the Covid-19 pandemic; and (XII) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.   NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

4Q21 Highlights

Executing on strategic objectives

- Enhance profitability and earnings consistency
- Accelerate organic growth
- Maintain sound risk management
- Execute disciplined capital allocation

Delivering high performance

- Earnings per share of $0.56
- PTPPA and ROAA of 1.94% and 1.57%, respectively, despite ~ $400MM of excess liquidity
- ROATCE of 15.02%, despite ~ 200 basis points of excess capital
- Improved absolute and relative 1, 2, and 3-year total shareholder returns

Proactively managing risk

- ~ 100% of 2021 loan production CapStar-led to Tennessee borrowers
- Strong credit culture
- Slightly asset sensitive balance sheet

Deploying capital in a disciplined manner

- Entered Chattanooga in 4Q21; provided $53MM 4Q21 EOP loan growth
- Actively speaking with leading bankers in several metro markets
- Prepared for opportunistic share repurchase with $30 million renewed authorization

CAPSTAR FINANCIAL HOLDINGS, INC. 3

Financial Results (Dollars in millions, except per share data) GAAP 4Q21 Favorable/(Unfavorable)   3Q21 4Q20 Net Interest Income $22.99 0% 3% Noninterest Income $11.13 -4% -5% Revenue $34.12 -1% 0% Noninterest Expense $18.68 -2% -13% Pre-tax Pre-provision Income $15.44 -5% 23% Provision for Loan Losses ($0.65) NM 454% Net Income $12.47 -5% 29% Diluted Earnings per Share $0.56 -5% 27% Operating(1) 4Q21 Favorable/(Unfavorable) 3Q21 4Q20 $22.99 0% 3% $11.13 -4% -5% $34.12 -1% 0% $18.68 -2% -4% $15.44 -5% 5% ($0.65) NM 454% $12.47 -5% 11% $0.56 -5% 10% Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude merger related items.

Key Performance Indicators

(Dollars in millions, except for per share data)

	Operating Metrics[1]	4Q21	3Q21	4Q20
Profitability	Net Interest Margin[2]	3.14%	3.12%	3.12%
	Efficiency Ratio[3]	54.74%	53.06%	56.85%
	Pretax Preprovision Income / Assets[4]	1.94%	2.03%	1.93%
	Return on Average Assets	1.57%	1.64%	1.48%
	Return on Average Tangible Common Equity	15.02%	16.28%	15.38%
Growth	Total Assets (Avg)	$3,159	$3,171	$3,028
	Total Deposits (Avg)	$2,713	$2,732	$2,613
	Total Loans HFI (Avg) (Excl PPP)	$1,846	$1,790	$1,680
	Diluted Earnings per Share	$0.56	$0.59	$0.51
	Tangible Book Value per Share	$14.99	$14.53	$13.36
Soundness	Net Charge-Offs to Average Loans (Annualized)	0.04%	0.05%	0.02%
	Non-Performing Assets / Loans + OREO	0.18%	0.20%	0.28%
	Allowance for Loan Losses + Fair Value Mark / Loans Excl PPP	1.27%	1.41%	1.58%
	Common Equity Tier 1 Capital	14.11%	13.95%	13.52%
	Total Risk Based Capital	16.29%	16.23%	16.03%

(1) Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude merger related items.
(2) Calculated on a tax equivalent basis.
(3) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Pre-tax Pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger expenses.

CAPSTAR FINANCIAL HOLDINGS, INC. 5

Financial Detail

Net Interest Income / Margin(1) Calculated on a tax equivalent basis. Adjusted for excess Cash and PPP Loan impact. (2) Net interest income of $23MM, equal to 3Q21 NIM increased 2 bps vs 3Q21 principally due to higher loan balances, rates and continued PPP fees $0.6MM of PPP fees remaining to be recognized NIM, adjusted for PPP and excess liquidity, increased 4 bps over 3Q21 While managing to a more neutral interest rate risk profile in order to enhance earnings consistency, net interest income over the next year is expected to benefit modestly from rising rates Significant opportunity to benefit net interest income, net income, PTPPA, ROAA, and ROATCE through deploying excess liquidity in loan growth

Deposit Growth and Costs Total deposits and non-interest bearing deposits remained near record levels Total deposit cost held flat at 0.19% Reduction in interest expense from higher-cost time deposits offset partially by an increase in correspondent banking deposits ~ $400MM of excess liquidity Relatively earnings neutral as cash investment yield approximates average cost of deposits Negatively impacts key ratios – NIM, PTPPA, and ROA While the Company is currently faced with excess deposits, a priority is to develop a deposit first culture to ensure strong core funding into the future

Strong core loan growth, excluding PPP loans 12.5% AVG linked-quarter annualized 23.7% EOP linked-quarter annualized PPP loans totaled $26.5MM at 12/31/21 4Q21 annualized production of loans held for investment accelerated to $1.0B 2021 totaled $674MM 2020 totaled $445MM 2019 totaled $296MM 4Q21 loan yield increased 6 bps over 3Q21 Disciplined pricing with 4Q21 matched funding spread of ~ 2.50% $90MM reduction in shared national credits since 2Q19 Total participations declined $133MM over the same period Commercial loan pipeline exceeds $500MM Strong contribution across all markets Loan Growth and Yields

Noninterest Income   Three Months Ended (Dollars in thousands) December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 Noninterest Income  Deposit Service Charges $ 1,117 $ 1,187 $ 1,109 $ 1,102 $ 964 Interchange and Debit Transaction Fees 1,261 1,236 1,227 1,092 782 Mortgage Banking 2,740 4,693 3,910 4,716 5,971 Tri-Net 3,996 1,939 1,536 1,143 1,165 Wealth Management 438 481 471 459 411 SBA Lending 279 911 377 492 916 Net Gain on Sale of Securities 8 7 (13) 26 51 Other 1,295 1,197 1,266 984 1,488 Total Noninterest Income $ 11,134 $ 11,651 $ 9,883 $ 10,014 $ 11,748 Average Assets 3,159,308 $ 3,171,182 $ 3,078,748 $ 3,078,745 $ 3,028,225 Noninterest Income / Average Assets 1.40% 1.46% 1.29% 1.32% 1.54% Revenue 34,126 $ 34,615 $ 32,915 $ 32,196 $ 34,079 % of Revenue 32.63% 33.66% 30.03% 31.10% 34.47% Unique fee businesses contributed to noninterest income as % of revenue > 30% over the past seven quarters Strong contribution across all categories 4Q21 records: Interchange and Debit Card Tri-Net Continued strength in Mortgage, SBA, and Wealth

Noninterest Expense

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	Three Months Ended				
Noninterest Expense					
Salaries and Employee Benefits	$ 10,549	$ 10,980	$ 10,803	$ 9,427	$ 11,996
Data Processing and Software	2,719	2,632	3,070	2,827	2,548
Occupancy	1,012	1,028	1,057	1,108	975
Equipment	867	760	980	899	900
Professional Services	521	469	460	704	370
Regulatory Fees	284	279	211	257	368
Acquisition Related Expenses	-	-	256	67	2,105
Amortization of Intangibles	461	477	493	508	524
Other	2,268	1,741	1,750	1,616	1,692
Total Noninterest Expense	**$ 18,682**	**$ 18,366**	**$ 19,080**	**$ 17,413**	**$ 21,478**
Efficiency Ratio	***54.74%***	***53.06%***	***57.97%***	***54.08%***	***63.02%***
Average Assets	***$ 3,159,308***	***$ 3,171,182***	***$ 3,078,748***	***$ 3,078,745***	***$ 3,028,225***
Noninterest Expense / Average Assets	***2.35%***	***2.30%***	***2.49%***	***2.29%***	***2.82%***
FTE	***397***	***392***	***383***	***379***	***380***
Operating Noninterest Expense[1]	**$ 18,682**	**$ 18,366**	**$ 18,824**	**$ 17,346**	**$ 19,373**
Operating Efficiency Ratio[1]	**54.74%**	**53.06%**	**57.19%**	**53.88%**	**56.85%**
Operating Noninterest Expense/Average Assets[1]	**2.35%**	**2.30%**	**2.45%**	**2.28%**	**2.55%**

- Strong expense discipline with adoption of productivity mindset across the organization
- Excluding $408K of costs for the Company's 4Q21 Chattanooga investment, noninterest expense declined from 3Q21

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 11

Risk Management

Loan Portfolio Performance (1) Proforma for acquisitions, year-end past dues near record low level $1.2MM of total that failed to be renewed at quarter end has now renewed in January Net charge-offs remained low and have averaged less than $165K over the last 8 quarters Positive 2022 credit outlook

Allowance for Loan Losses Improved economic conditions and asset quality trends allowed for reduced reserves of $3.8MM for which $3.1MM was used to provide for new loan growth, resulting in a $651K net release The Allowance for Loan Losses at 4Q21 of $21.7MM plus the $3.0MM fair value mark on acquired loans was 1.27% of non-PPP Loans (1) PPP Loan balances net of unearned fees as of 12/31/2021. (1)

Profitability & Capital Management

Return on Tangible Common Equity Illustration

Reported Return on Tangible Common Equity

As of 12/31/21



14.92%
15.02%
Peer Median (1)
CSTR

Adjusted Return on Tangible Common Equity

As of 12/31/21



18.76%
14.92%
Peer Median (1)
CSTR

Tangible Common Equity / Tangible Assets

As of 12/31/21



10.77%
8.82%
Peer Median (1)
CSTR

Adjusted Tangible Common Equity / Tangible Assets

As of 12/31/21



8.82%
8.82%
Peer Median (1)
CSTR

- CapStar's earnings power and capital generation is understated relative to peers
  - Compared to industry, ~ $40MM - $80MM of excess capital
- Company cash levels exceed $350MM or 10% of assets
  - excess capital has nominal earnings
  - available for organic loan growth, dividend increases, or share repurchases
- Valuation implications
  - ~ $1.80 - $3.60 dividend per share could theoretically occur, relatively EPS neutral
  - Comparatively, investing excess capital at the core ROATCE equates to EPS of ~ $0.34 - $0.68
  - Equates to ~ 8.5 - 9.5x '23 consensus EPS for remaining bank if excess capital is valued at 1x book value today

(1) Source: S&P Capital IQ, Peer Medians based on Selected Nationwide Major Exchange Banks and Thrifts with Assets $2.0 Billion - $6.5 Billion as of 3Q21.

CAPSTAR FINANCIAL HOLDINGS, INC. 16

Capital Allocation Strategies Internal Investment Primary Focus – investing in our core business Seeking organic growth and acquisitions that meet or exceed our cost of capital Added Chattanooga in 4Q21 Dividends Targeting 10-35% payout ratio Announced $0.06 dividend in 4Q21 Share Repurchase At times, our stock is our best investment Recently renewed $30MM authorization Focus is opportunistic repurchases 1 2 3 (1) (1) (1) (1) (1) Source: S&P Capital IQ, Peer Medians based on Selected Nationwide Major Exchange Banks and Thrifts with Assets $2.0 Billion - $6.5 Billion as of 3Q21.

Shareholder Performance

Expanded Research Coverage The valuation gap with SE bank peers [is] narrowing as [CSTR] continues to outpace on core loan growth, solid profitability, and upside EPS surprises relative to consensus expectations are the biggest catalysts for the shares over the next few quarters. - Hovde (October 25, 2021) CapStar has the opportunity to improve core profitability as the company capitalizes on its building market share in the dynamic market of Nashville, Tennessee, and continues to de-risk its balance sheet, invest in fee income sources (Tri-Net, mortgage, SBA platform), and improve efficiency. Our thesis is that CapStar shares have upside as the bank returns to a stable level of growth (de-risking headwinds have now abated) and continues to show positive operating leverage as it strives toward a higher ROA, although NIM pressure is a headwind near term. - Keefe, Bruyette & Woods (October 25, 2021) We think CSTR's improved lending strategy will continue to pay benefits within the bank's vibrant footprint, and believe it manifested itself in the liftout of 9 bankers (5 producers) in Chattanooga that managed a $600M book prior. - Piper Sandler (October 22, 2021) While we do expect the company to ultimately re-enter the M&A arena, it appears the nearer-term focus could be on organic growth (as highlighted by the team liftout in Chattanooga), as management looks to efficiently deploy capital. As such, with growth accelerating, and an above-peer profitability profile, we believe the risk/reward dynamic continues to screen attractively. - Raymond James (October 22, 2021) We remain confident that the company can achieve 6% to 10% core loan growth per annum, given the number of hires the company has made over the last several months, including the Chattanooga expansion, and the favorable footprint. - Truist (October 25, 2021) We favor Management's decision to invest in future growth via the Chattanooga expansion and believe this market, Knoxville and the core Nashville market, will continue to provide strong loan growth opportunities for CSTR. Strong earnings and capital levels provide optionality for Management, and we anticipate a $0.02 quarterly dividend increase in 1Q-2022 and 1Q-2023. - Janney (October 25, 2021) Today’s company is certainly not yesterday’s, as the relatively new leadership team has transformed CSTR into a new company, with an improved risk profile … as well as a lower-cost deposit mix, a focus on organic loan growth, and increased emphasis on specialty banking (fee) businesses, and, in turn, enhanced profitability. - DA Davidson (January 11, 2022) Aided by expanded institutional research Added three firms over the past year increasing coverage to seven firms

Improved Shareholder Profile Institutional Investors 6/30/2019 9/30/2021 BlackRock 1 BlackRock Corsair 2 Vanguard Vanguard 3 Wellington Elizabeth Park 4 Dimensional Ranger 5 BHZ Capital Foresters 6 Private Capital Dimensional 7 DePrince Race BHZ Capital 8 Geode Cypress Capital 9 Renaissance Penn Capital 10 Russell Increased institutional ownership and shareholder liquidity Institutional ownership approaching 50% 28.3% Institutional Ownership 06/30/2019 42.6% Institutional Ownership 09/30/2021 9.4MM shares 5.3MM shares ~10,000 increase in average daily trading volume 2Q19 vs 3Q21

Improving Absolute and Relative Performance Strategic objectives increasing relative competitiveness 1, 2, and 3-year 12/31/21 total shareholder returns exceed KRX industry average (1) Source: KBW

Southeast Bank Performance and Valuation Comps Superior profitability, growth, and soundness franchise with 20% Price / ‘23 consensus EPS multiple upside (1) Source: S&P Capital IQ and FactSet; Market data as of 1/26/2022 Peer Median

Illustrative Valuation Opportunity $2.05 2023 Consensus Estimate Current Price / ‘23 Consensus EPS Multiple 10.4X $2.05 2023 Consensus Estimate SE Peer Price / ‘23 Consensus EPS Multiple 12.5X $2.05 2023 Consensus Estimate SE Peer Price / ‘23 Consensus EPS Multiple 12.5X $1.80 per Share Value from $40MM Excess Capital to be Invested or Dividended $2.05 2023 Consensus Estimate SE Peer Price / ‘23 Consensus EPS Multiple 12.5X $4.25 per Share Value from Investing $40 MM Excess Capital at Core ROATCE at 12.5X Multiple $21.32 $25.63 $27.43 $29.88 +20% +29% +40%

Looking Forward

As of January 28, 2022 Economy Gradual increases in the 10-yr Treasury yield and Fed Funds rate throughout 2023 Loan Growth Low double-digit growth Deposit Growth Continue to develop core deposit capabilities to provide an improved long-term funding base Low single-digit growth as a result of excess liquidity Net Interest Income Opportunities to improve NII and NIM by redeploying excess liquidity into loans NIM (excluding PPP) benefiting modestly from rising rates $0.6MM of PPP fees with anticipated forgiveness Provision Expense Continued low net charge-offs Modest decline allowance for loan loss percentage with continued economic improvement Adoption of CECL 1/1/23 Non-Interest Income Mortgage and TriNet volumes expected to return to more normalized levels. Anticipate $2.5-3 million in revenues per quarter in Mortgage and $750K-1.3 million per quarter in TriNet Continued growth in SBA fees Non-Interest Expense Bank-only expense of approximately $16.5MM per quarter; other expenses influenced by mortgage operations Actively recruiting high quality bankers with average PTPP break even at or around 12 months Income Taxes Expected tax rate to remain at approximately 20% for 2022 Capital Progression toward targeted capital levels through loan growth, lift-outs, and increased dividends $30MM authorization available for opportunistic share repurchases $16.3MM conservative - 2022 budget is $16.2 quarterly 2022 Outlook

Investment Thesis Quality Management Team Strong operational and capital allocation experience Insiders own ~10% of the company Shareholder-friendly culture Catalyst for Improved Profitability and Growth Excess liquidity and capital levels available to support balance sheet growth or share repurchases Opportunity to lever expenses from bankers added in 2021 Three recent acquisitions provide greater scale to leverage Repeatable Investment Opportunities Beneficiary of significant in-migration and growing number of dissatisfied large regional bank customers Lift-out opportunities of bankers who value an entrepreneurial culture and size where they make an impact M&A available to capitalize on continued Tennessee consolidation Attractive Valuation Opportunity for superior shareholder returns through multiple expansion and earnings growth Top quartile performance and franchise scarcity value trading at ~ 15% discount Strong organic growth, excess liquidity and capital, and asset sensitivity provide earnings momentum

Appendix: Other Financial Results and Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 TANGIBLE COMMON EQUITY Total Shareholders’ Equity $ 380,094 $ 370,328 $ 359,752 $ 343,944 $ 343,486 Less: Intangible Assets 47,759 48,220 48,697 49,190 49,698 Tangible Common Equity 332,335 322,108 311,055 294,754 293,788 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 332,335 $ 322,108 $ 311,055 $ 294,754 $ 293,788 Total Assets 3,133,046 3,112,127 3,212,390 3,150,457 2,987,006 Less: Intangible Assets 47,759 48,220 48,697 49,190 49,698 Tangible Assets 3,085,287 3,063,907 3,163,693 3,101,268 2,934,404 Tangible Common Equity to Tangible Assets 10.77% 10.51% 9.83% 9.50% 10.01% TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 332,335 $ 322,108 $ 311,055 $ 294,754 $ 293,788 Shares of Common Stock Outstanding 22,166,129 22,165,760 22,165,547 22,089,873 21,988,803 Tangible Book Value Per Share, Reported $14.99 $14.53 $14.03 $13.34 $13.36 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 377,357 $ 367,807 $ 358,850 $ 350,681 $ 340,709 Less: Average Intangible Assets 48,054 48,527 49,012 49,514 50,038 Average Tangible Equity 329,303 319,280 309,838 301,167 290,671 Net Income 12,470 13,102 12,076 11,030 9,681 Return on Average Tangible Equity (ROATE) 15.02% 16.28% 15.63% 14.85% 13.25% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 OPERATING NET INCOME Net Income $ 12,470 $ 13,102 $ 12,076 $ 11,030 $ 9,681 Add: Merger Related Expense - - 256 67 2,105 Less: Income Tax Impact - - (67) (18) (550) Operating Net Income 12,470 13,102 12,265 11,079 11,236 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 12,470 $ 13,102 $ 12,265 $ 11,079 $ 11,236 Average Diluted Shares Outstanding 22,221,989 22,218,402 22,198,829 22,076,600 21,978,925 Operating Diluted Net Income per Share $ 0.56 $ 0.59 $ 0.55 $ 0.50 $ 0.51 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 12,470 $ 13,102 $ 12,265 $ 11,079 $ 11,236 Total Average Assets 3,159,308 3,171,182 3,078,748 3,078,745 3,028,225 Operating Return on Average Assets (ROAA) 1.57% 1.64% 1.60% 1.46% 1.48% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 329,303 $ 319,280 $ 309,838 $ 301,167 $ 290,671 Operating Net Income 12,470 13,102 12,265 11,079 11,236 Operating Return on Average Tangible Equity (ROATE) 15.02% 16.28% 15.88% 14.92% 15.38% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

  Three Months Ended (Dollars in thousands, except per share information) December 31, 2021 September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 18,682 $ 18,366 $ 19,080 $ 17,413 $ 21,478 Less: Merger Related Expense - - (256) (67) (2,105) Operating Noninterest Expense 18,682 18,366 18,824 17,346 19,373 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 18,682 $ 18,366 $ 18,824 $ 17,346 $ 19,373 Total Average Assets 3,159,308 3,171,182 3,078,748 3,078,745 3,028,225 Operating Noninterest Expense / Average Assets 2.35% 2.30% 2.45% 2.28% 2.55% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 18,682 $ 18,366 $ 18,824 $ 17,346 $ 19,373 Net Interest Income 22,992 22,964 23,032 22,182 22,331 Noninterest Income 11,134 11,651 9,883 10,014 11,748 Total Revenues 34,126 34,615 32,915 32,196 34,079 Operating Efficiency Ratio 54.74% 53.06% 57.19% 53.88% 56.85% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Denis J. Duncan Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7492 Email: denis.duncan@capstarbank.com Corporate Headquarters